Exhibit 99.7

721 North Westover Boulevard
Albany, Georgia 31707
REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS
____________, 2010

VOTE BY INTERNET – www.irinfo.com/hbos/hbos.html
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 2:00 a.m., Central Time, on June 28, 2010.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-???-???-????
Use any touch-tone telephone to transmit your voting instructions up until 2:00 a.m., Central Time, on June 28, 2010.  Have your proxy card in hand when you call and then follow the Instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Registrar and Transfer Company, Attn: Proxy Department, PO Box 1159, Cranford, NJ  07016-9784.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
PLEASE MARK VOTES AS IN THIS EXAMPLE ■	DETACH AND RETURN THIS PORTION ONLY

THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors of Heritage Financial Group recommends a vote “FOR” each of the listed proposals.

☐   Check Box if You Plan to Attend the Special Meeting

		VOTE	VOTE
		FOR	AGAINST	ABSTAIN

1.	The approval of the Plan of Conversion and Reorganization of Heritage MHC as described in the proxy statement dated ______, 2010.	☐	☐	☐
2.
The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the Plan of Conversion and Reorganization.
		☐	☐	☐
3.	The following informational proposals:
	3a. Approval of a provision in Heritage Financial Group, Inc.’s articles of incorporation to limit the ability of shareholders to remove directors.	☐	☐	☐

3b. Approval of a provision in Heritage Financial Group, Inc.’s articles of incorporation requiring a supermajority vote to approve certain amendments to Heritage Financial Group, Inc.’s articles of incorporation.
		☐	☐	☐

3c. Approval of a provision in Heritage Financial Group, Inc.’s bylaws requiring a supermajority vote of shareholders to approve shareholder-proposed amendments to Heritage Financial Group, Inc.’s bylaws.
		☐	☐	☐

3d. Approval of a provision in Heritage Financial Group, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Heritage Financial Group, Inc.’s outstanding voting stock.
		☐	☐	☐
4.	Such other matters that may properly come before the Meeting or any adjournments thereof.

The undersigned acknowledges receipt from Heritage Financial Group prior to the execution of this proxy of the Notice of Special Meeting and a Proxy Statement/Prospectus dated August ---, 2010.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Signature (PLEASE SIGN WITHIN THE BOX)	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS
____________, 2010

The signer(s) on the reverse side hereby appoint(s) the members of the Board of Directors of Heritage Financial Group with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Heritage Financial Group, that the signer(s) is/are entitled to vote at the Special Meeting of Shareholders (“Meeting”), to be held at the Hilton Garden Inn, 101 S. Front Street, Albany, Georgia 31701, on ______, 2010, at ______ a.m. local time and at any and all adjournments thereof.  The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF THIS PROXY IS SIGNED AND DATED AND NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE.   IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted by delivering to the Secretary of Heritage Financial Group, on or before the taking of the vote at the Meeting , a written notice of revocation bearing a later date than the proxy or a later - dated proxy relating to the same shares of Heritage Financial Group common stock, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy.  If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

Address changes:

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